ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120468465-88
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/03/2012 9:18 AM
	Entity Number E0414112010-9

Certificate of Withdrawal of Certificate of Designation
(PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))

1. Name of corporation:

Penny Auction Solutions, Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

RESOLVED, that the Certificate of Designation establishing the Series A Preferred Stock of the Corporation, initially filed on January 28, 2011 is hereby withdrawn.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X ______________________
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

JACQUELINE WHITE
INDEGLIA CARNEY

NV

Job:C20120703-2533
July 5, 2012

Special Handling Instructions:
Email out 7-5-2012 withdrawal of designation. Ras

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Withdrawal of Designation	20120468465-88	7/3/2012 9:18:09 AM	1	$175.00	$175.00
Total					$175.00

Payments

Type	Description	Amount
Credit	181242|12070545984540	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

JACQUELINE WHITE
INDEGLIA CARNEY

NV